Ronald R. Chadwick, P.C.
                           Certified Public Accountant
                             2851 South Parker Road
                                    Suite 720
                             Aurora, Colorado 80014
                               Phone (303)306-1967
                                Fax (303)306-1944




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


I consent to the use in the Form 10-K/A for the year ended November 30, 2008 of my Report of Independent Registered Public Accounting Firm, dated February 23, 2009 on the balance sheet of Incoming, Inc. (a development stage company) as of November 30, 2008 and 2007 and the related statements of operations, stockholders' equity and cash flows for the year ended November 30, 2008, the period from December 22, 2006 (inception) through November 30, 2007, and for the period from December 22, 2006 (inception) through November 30, 2008.

                                                      RONALD R. CHADWICK, P.C.
Aurora, Colorado
April 2, 2009                                      /s/Ronald R. Chadwick, P.C.
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